September 11, 1996



National Health Enhancement Systems, Inc.
3200 North Central Avenue, Suite 1750
Phoenix, Arizona 85012

         Re:     Form S-8 Registration Statement for
                 NHES, Inc.'s 1988 Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel to National Health Enhancement Systems, Inc., a Delaware corporation (the "Company"), in connection with its to Registration Statement on Form S-8 (No. 33-62416) filed under the Securities Act of 1933, relating to the registration of 300,000 additional shares of its Common Stock, $.001 par value (the "Shares"), issuable under the 1988 Stock Option Plan. In connection with this representation, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            OSBORN MALEDON, P.A.


                                            By: Thomas H. Curzon
                                                -----------------
                                                Thomas H. Curzon